Exhibit 99.1

FOR IMMEDIATE RELEASE
For additional information, contact at (214) 981-5000:
Leldon E. Echols, Executive Vice President and Chief Financial Officer
Matthew G. Moyer, Vice President—Investor Relations
http://www.centex.com
CENTEX REPORTS RECORD THIRD QUARTER RESULTS
Earnings per diluted share from continuing operations increase 38% to $2.52
Fiscal Year 2007 earnings from continuing operations guidance confirmed in the range of $10.75 to $11.25 per diluted share
DALLAS - January 24, 2006: Centex Corporation (NYSE: CTX) today announced record third quarter revenues, operating earnings and diluted earnings per share.
Highlights of the quarter ended December 31, 2005 (compared to last year’s third quarter):
•	Revenues increased 25% to $3.74 billion

•	Net earnings grew 30% to $329 million

•	Home Building operating margin was 16.8%, up 130 basis points

•	Home Building unit backlog rose 13%, dollar value grew 22%

•	Home closings increased 18%, new orders rose 4%
     “We achieved strong results in our fiscal third quarter, posting solid revenue and earnings growth with improved operating margins,” said Tim Eller, Chairman and CEO of Centex Corporation. “We expect to achieve record results in the fourth quarter of fiscal 2006 and in the coming fiscal year. The long-term fundamentals driving the industry remain strong, and we continue to see opportunities to gain market share in a more normalized housing environment. Our sharpened focus on home building, our diverse geographic and product mix, and our leadership in customer satisfaction provide a solid foundation for continued growth and improvement.”
HOME BUILDING
     Fiscal 2006’s third quarter revenues from Centex Homes were $3.00 billion, 34% higher than the same quarter last year. Operating earnings from Centex Homes were $505 million for the quarter, 45% higher than the same quarter a year ago.
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CENTEX REPORTS RECORD THIRD QUARTER RESULTS, Page 2 of 3
     This 45% increase in operating earnings was achieved on an 18% increase in closings to 9,504 homes and a 130-basis-point improvement in operating margin to 16.8%. The operating margin improved primarily due to an increase in the average sales price of delivered homes, SG&A leverage and continuing process improvements.
     For the nine months, revenues from Centex Homes were $8.29 billion, 32% higher than the same period in fiscal 2005. Operating earnings from Centex Homes were $1.30 billion for the nine-month period this year, 53% higher than the year-ago period.
OTHER BUSINESSES
CTX Mortgage
     Operating earnings from CTX Mortgage totaled $21 million for this year’s third quarter, flat compared to the same quarter a year ago. Total originations increased 7%, driven by a 21% increase in originations from Centex’s home building operations. CTX Mortgage provided loans to 75% of Centex Homes’ buyers during the third quarter.
Centex Home Equity Company
     Centex Home Equity Company (CHEC) reported operating earnings of $34 million for the third quarter of fiscal 2006, a 37% improvement over last year’s third quarter. The increased earnings were driven by the growth in the loan portfolio and an increase in whole loan sales. CHEC’s loan servicing portfolio, on which it earns an interest margin, reached $8.76 billion, growing 13% over last year.
Construction Services
     Operating earnings from Construction Services were $6 million for the third quarter this year, resulting in an operating margin of 1.6%, up 16 basis points from last year’s third quarter. New contracts for the quarter were approximately $555 million, increasing the backlog of uncompleted construction contracts at December 31, 2005 to $2.95 billion, 47% more than a year ago.
ADDITIONAL DEVELOPMENTS
     Over the past four months, Centex has repurchased approximately 5% of its outstanding shares. Centex repurchased 5,000,000 shares in the third fiscal quarter at an average price of $71.10 per share. Additionally, in January the company completed its previously announced repurchase plan for another 1,500,000 shares at an average price of $75.03. The company has 3,500,000 shares remaining in its current repurchase authorization.
     As previously announced, Centex has been exploring strategic alternatives for CHEC, including a possible sale. Centex has received expressions of interest concerning the possible sale of CHEC and is currently in discussions with one or more bidders that may or may not lead to a sale. If Centex consummates a sale of CHEC, the Board of Directors will determine the use of net proceeds, which may include investment in home building operations and additional share repurchases.
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CENTEX REPORTS RECORD THIRD QUARTER RESULTS, Page 3 of 3
OUTLOOK
     Based on its strong operating performance in the third quarter and the strength of the backlog, the company is confirming its guidance for fiscal 2006 earnings from continuing operations to a range of $9.65 to $9.85 per diluted share, which would represent earnings per share growth of 32% to 35% over last fiscal year. Additionally, the company is confirming its fiscal 2007 earnings per diluted share guidance of $10.75 to $11.25, which is based upon the estimated delivery of 43,000 to 44,000 homes.
     Centex’s senior management will conduct a conference call to discuss the third quarter fiscal year 2006 financial results at 10 a.m. Eastern Time (9 a.m. Central Time) on Wednesday, January 25. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the call, as well as the presentation, will be archived on that site.
# # #
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (including under the captions “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q, which are on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. With respect to a possible sale of CHEC, although Centex is currently in discussions with one or more bidders, there can be no assurance that an agreement will be reached or a sale of CHEC will be completed, or if completed, as to the nature of the buyer or the terms or timing of the transaction. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
NOTE ATTACHMENTS:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Cash Flows
(4) Supplemental Home Building Data
(5) Housing Activity by Geographic Area
(6) Housing Activity Dollar Values by Geographic Area
(7) Supplemental Financial Services Data
(8) Supplemental Financial Data
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Attachment 1
Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	(unaudited)			(unaudited)
	2005	2004(B)	Change	2005	2004(B)	Change
Revenues
Home Building (A)	$3,003,650	$2,239,451	34%	$8,291,236	$6,270,124	32%
Financial Services	326,077	266,701	22%	956,145	817,945	17%
Construction Services	402,927	445,468	(10%)	1,160,904	1,331,913	(13%)
Other	5,713	38,075	(85%)	53,570	121,792	(56%)

Total	$3,738,367	$2,989,695	25%	$10,461,855	$8,541,774	22%

Operating Earnings
Home Building (A)	$504,923	$347,175	45%	$1,304,463	$853,929	53%
Financial Services	53,949	46,003	17%	155,410	156,829	(1%)
Construction Services	6,466	6,398	1%	13,192	16,378	(19%)
Other	(2,558)	6,338	(140%)	(8,206)	11,378	(172%)

Total Operating Earnings	562,780	405,914	39%	1,464,859	1,038,514	41%

Corporate General Expenses	(26,775)	(23,137)		(70,935)	(61,741)
Interest Expense	(3,009)	(4,961)		(8,705)	(14,078)

Earnings from Continuing Operations Before Income Taxes	532,996	377,816	41%	1,385,219	962,695	44%

Income Taxes	(200,247)	(135,858)		(490,498)	(345,531)

Earnings from Continuing Operations	332,749	241,958	38%	894,721	617,164	45%

Earnings (Loss) from Discontinued Operations, net (A)	(3,405)	11,813		2,823	24,452

Net Earnings	$329,344	$253,771	30%	$897,544	$641,616	40%

Earnings Per Share — Basic
Earnings per Share — Continuing Operations	$2.63	$1.93	36%	$7.00	$4.96	41%
Earnings (Loss) per Share — Discontinued Operations	(0.03)	0.09		0.02	0.20

Earnings Per Share — Basic	$2.60	$2.02	29%	$7.02	$5.16	36%

Earnings Per Share — Diluted
Earnings per Share — Continuing Operations	$2.52	$1.82	38%	$6.68	$4.69	42%
Earnings (Loss) per Share — Discontinued Operations	(0.03)	0.09		0.02	0.18

Earnings Per Share — Diluted	$2.49	$1.91	30%	$6.70	$4.87	38%

Average Shares Outstanding:
Basic	126,572,663	125,593,379	1%	127,933,898	124,404,141	3%
Diluted	132,077,763	132,547,190	—%	133,954,277	131,702,753	2%

(A)	Home Building excludes the United Kingdom Home Building operations which was sold in September, 2005 and is reflected in discontinued operations.

(B)	Certain prior year items have been reclassified to conform to current period classifications.

Attachment 2
Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	December 31,	March 31,	December 31,	March 31,	December 31,	March 31,
	2005	2005	2005	2005	2005	2005

Assets
Cash —
Unrestricted	$79	$503	$66	$491	$13	$12
Restricted	469	378	75	53	394	325
Receivables —
Residential Mortgage Loans Held for Investment	8,759	7,914	—	—	8,759	7,914
Residential Mortgage Loans Held for Sale	1,728	1,775	—	—	1,728	1,775
Other Receivables	743	792	540	594	203	198
Inventories —
Homebuilding	8,673	6,439	8,673	6,439	—	—
Land Held Under Option Agreements not Owned	553	457	553	457	—	—
Other	10	33	5	27	5	6
Investments	344	164	1,045	736	—	—
Property and Equipment, net	162	160	120	117	42	43
Goodwill	218	217	207	205	11	12
Deferred Charges and Other Assets	686	502	398	333	288	169
Assets of Discontinued Operations	—	677	—	677	—	—

	$22,424	$20,011	$11,682	$10,129	$11,443	$10,454

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$2,445	$2,109	$2,288	$1,950	$177	$114
Debt
Non-Financial Services	4,107	3,108	4,107	3,108	—	—
Financial Services	10,583	9,721	—	—	10,583	9,721
Liabilities of Discontinued Operations	—	334	—	334	—	—
Minority Interests	539	458	537	456	2	2
Stockholders’ Equity	4,750	4,281	4,750	4,281	681	617

	$22,424	$20,011	$11,682	$10,129	$11,443	$10,454

*	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3
Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	For the Nine Months Ended December 31,		For the Nine Months Ended December 31,		For the Nine Months Ended December 31,
	2005	2004	2005	2004	2005	2004

Cash Flows — Operating Activities
Net Earnings	$898	$642	$898	$642	$89	$98
Adjustments —
Depreciation and Amortization	49	43	36	30	13	13
Other Noncash Adjustments	(33)	166	(27)	27	(70)	80
Decrease in Loans Held for Sale	48	234	—	—	48	234
(Increase) Decrease in Inventories	(2,255)	(1,776)	(2,256)	(1,779)	1	3
Other Operating Activities	224	(65)	283	147	6	(230)

	(1,069)	(756)	(1,066)	(933)	87	198

Cash Flows — Investing Activities
Increase in Loans Held for Investment	(912)	(1,297)	—	—	(912)	(1,297)
Other Investing Activities	124	(63)	71	(37)	(12)	(8)

	(788)	(1,360)	71	(37)	(924)	(1,305)

Cash Flows — Financing Activities
Increase in Short-Term Debt, net	1,782	1,501	389	122	1,393	1,379
Issuance of Long-Term Debt, net	114	443	645	681	(531)	(238)
Other Financing Activities	(461)	42	(461)	42	(25)	(39)

	1,435	1,986	573	845	837	1,102

Effect of Exchange Rate on Cash	(2)	1	(2)	1	—	—

Net Decrease in Cash and Cash Equivalents	(424)	(129)	(424)	(124)	—	(5)
Cash and Cash Equivalents at Beginning of Period	503	179	490	161	13	18

Cash and Cash Equivalents at End of Period	$79	$50	$66	$37	$13	$13

*	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4
Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)

	Quarter Ended December 31,				Nine Months Ended December 31,
	2005		2004		2005		2004

HOME BUILDING

Revenues — Housing	$2,956,351	100.0%	$2,172,463	100.0%	$8,030,378	100.0%	$6,097,874	100.0%
Cost of Sales — Housing	(2,080,742)	(70.4%)	(1,554,807)	(71.6%)	(5,676,908)	(70.7%)	(4,407,870)	(72.3%)

Gross Margin — Housing	875,609	29.6%	617,656	28.4%	2,353,470	29.3%	1,690,004	27.7%

Revenues — Land Sales & Other	47,299		66,988		260,858		172,250
Cost of Sales — Land Sales & Other	(45,560)		(54,362)		(196,115)		(154,088)

Gross Margin — Land Sales & Other	1,739		12,626		64,743		18,162

Total Gross Margin	877,348	29.2%	630,282	28.1%	2,418,213	29.2%	1,708,166	27.2%

Selling, General & Administrative	(421,327)	(14.0%)	(326,551)	(14.6%)	(1,181,024)	(14.2%)	(908,743)	(14.5%)
Other Income	48,902	1.6%	43,444	2.0%	67,274	0.7%	54,506	0.9%

Operating Earnings	$504,923	16.8%	$347,175	15.5%	$1,304,463	15.7%	$853,929	13.6%

Units Closed	9,504		8,047		26,896		23,261

Average Unit Sales Price	$311,064		$269,972		$298,571		$262,150
% Change	15.2%		10.0%		13.9%		8.7%

Operating Earnings per Unit	$53,127		$43,143		$48,500		$36,711
% Change	23.1%		28.8%		32.1%		24.2%

Average Neighborhoods	635		598		618		581
% Change	6.2%		6.8%		6.4%		4.1%
LOT POSITION

	As of December 31,
	2005	2004	Change

Lot Owned and Controlled:

Lots Owned	106,595	93,919	13%

Lots Controlled	187,126	164,002	14%

Total	293,721	257,921	14%

Attachment 5
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Units) by Geographic Area

	Closings
	Quarter Ended December 31,			Nine Months Ended December 31,
	2005	2004	Change	2005	2004	Change
Mid-Atlantic	1,809	1,364	33%	5,103	3,984	28%
Southeast	1,639	1,282	28%	4,725	3,887	22%
Midwest	1,667	1,683	(1%)	4,994	4,891	2%
Southwest	2,760	2,234	24%	7,366	6,342	16%
West Coast	1,629	1,484	10%	4,708	4,157	13%

	9,504	8,047	18%	26,896	23,261	16%

	Sales (Orders) Backlog
	As of December 31,
	2005	2004	Change
Mid-Atlantic	3,367	3,417	(1%)
Southeast	5,156	4,992	3%
Midwest	3,074	2,966	4%
Southwest	4,683	3,141	49%
West Coast	3,515	2,985	18%

	19,795	17,501	13%

	Sales (Orders)
	Quarter Ended December 31,			Nine Months Ended December 31,
	2005	2004	Change	2005	2004	Change
Mid-Atlantic	1,341	1,465	(8%)	5,048	4,600	10%
Southeast	1,350	1,582	(15%)	4,875	5,172	(6%)
Midwest	1,369	1,411	(3%)	4,756	4,465	7%
Southwest	2,581	2,016	28%	8,361	6,614	26%
West Coast	1,487	1,347	10%	5,062	4,497	13%

	8,128	7,821	4%	28,102	25,348	11%

Attachment 6
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Values) by Geographic Area

	Housing Revenues - Closings
	(Dollars in thousands)
	Quarter Ended December 31,			Nine Months Ended December 31,
	2005	2004	Change	2005	2004	Change
Mid-Atlantic	$634,095	$392,378	62%	$1,713,464	$1,136,601	51%
Southeast	476,911	336,135	42%	1,336,313	973,718	37%
Midwest	377,374	357,025	6%	1,097,740	1,034,362	6%
Southwest	544,375	378,903	44%	1,371,185	1,044,066	31%
West Coast	923,596	708,022	30%	2,511,676	1,909,127	32%

	$2,956,351	$2,172,463	36%	$8,030,378	$6,097,874	32%

	Sales (Orders) Backlog Value
	(Dollars in thousands)
	As of December 31,
	2005	2004	Change
Mid-Atlantic	$1,236,973	$1,132,941	9%
Southeast	1,659,752	1,472,021	13%
Midwest	711,139	679,400	5%
Southwest	1,146,650	671,553	71%
West Coast	1,997,713	1,578,250	27%

	$6,752,227	$5,534,165	22%

Attachment 7
Centex Corporation and Subsidiaries
Supplemental Financial Services Data
CTX Mortgage Company

	Quarter Ended December 31,			Nine Months Ended December 31,
	2005	2004	Change	2005	2004	Change
Originations
Builder	6,616	5,463	21%	18,480	15,688	18%
Retail	9,813	9,897	(1%)	35,028	35,400	(1%)

Total	16,429	15,360	7%	53,508	51,088	5%

Applications
Builder	5,908	5,463	8%	20,372	17,330	18%
Retail	7,728	8,603	(10%)	29,975	29,427	2%

Total	13,636	14,066	(3%)	50,347	46,757	8%

Loan Volume (in billions)	$3.74	$3.06	22%	$11.84	$9.66	23%

Average Loan Size	$227,500	$199,500	14%	$221,200	$189,000	17%

Operating Profit per Loan	$1,278	$1,365	(6%)	$1,177	$1,463	(20%)

Centex Home Equity Company

	Quarter Ended December 31,			Nine Months Ended December 31,
	2005	2004	Change	2005	2004	Change

Originations	12,793	11,293	13%	36,433	33,632	8%

Applications	112,976	100,509	12%	329,173	297,807	11%

Loan Volume (in billions)	$1.75	$1.37	28%	$4.79	$4.07	18%

Average Loan Size	$137,100	$121,100	13%	$131,500	$120,900	9%

Earnings As a % of Average Portfolio Accounting Method Loans	1.59%	1.34%		1.54%	1.54%

Servicing Portfolio:

	As of December 31,
	2005	2004	Change
Number of Loans:
Portfolio Accounting Method	86,780	82,628
Serviced for Others	19,357	14,794

Total	106,137	97,422	9%

Servicing Portfolio (in billions):
Portfolio Accounting Method	$8.76	$7.72
Serviced for Others	1.92	1.16

Total	$10.68	$8.88	20%

Attachment 8
Centex Corporation and Subsidiaries
Supplemental Financial Data — Debt-to-Capitalization Ratio
(Dollars in millions)

	As of December 31,	As of March 31,	As of December 31,
	2005	2005	2004
Debt/Capitalization *
Debt	$4,107	$3,108	$3,052
Minority Interests	537	456	472
Less Minority Interests on Lot Options	(497)	(416)	(430)
Stockholders’ Equity	4,750	4,281	3,839

Capitalization	8,897	7,429	6,933
Less Unrestricted Cash	(66)	(491)	(25)

Net Capitalization	$8,831	$6,938	$6,908

Debt-to-Capitalization Ratio	46.2%	41.8%	44.0%

Net Debt-to-Capitalization Ratio	45.8%	37.7%	43.8%

Consolidated Debt/Capitalization **
Debt	$14,690	$12,829	$12,495
Minority Interests	539	458	474
Less Minority Interests on Lot Options	(497)	(416)	(430)
Stockholders’ Equity	4,750	4,281	3,839

Capitalization	19,482	17,152	16,378
Less Unrestricted Cash	(79)	(503)	(38)

Net Capitalization	$19,403	$16,649	$16,340

Consolidated Debt-to-Capitalization Ratio	75.4%	74.8%	76.3%

Consolidated Net Debt-to-Capitalization Ratio	75.3%	74.0%	76.2%

*	Capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity. Capitalization presented above reflects Financial Services on an equity basis and does not include debt attributable to Financial Services.

**	Consolidated capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity, including Financial Services.
Net debt-to-capitalization ratios are provided reflecting net capitalization, including net debt (debt less unrestricted cash), minority interest (excluding lot options), and stockholders’ equity. See Attachments 2 and 3 of the Earnings Release for more information.